Form N-SAR

Sub-Item 77Q1(g)
Copies of Any Merger or Consolidation Agreement and Other Documents Relevant to Sub-Item 77M

Janus Forty Fund
Janus Global Real Estate Fund
INTECH Risk-Managed Growth Fund
INTECH Risk-Managed International Fund
INTECH Risk-Managed Value Fund
Janus International Equity Fund
Janus International Forty Fund
Janus Long/Short Fund
Janus Modular Portfolio Construction(R)Fund
Perkins Large Cap Value Fund
2-34393, 811-1879

Form of Agreement and Plan of Reorganization dated July 2, 2009 for Janus Investment Fund with respect to Janus Forty Fund, Janus Global Real Estate Fund, INTECH Risk-Managed Growth Fund, INTECH Risk-Managed International Fund, INTECH Risk-Managed Value Fund, Janus International Equity Fund, Janus International Forty Fund, Janus Long/Short Fund, Janus Modular Portfolio Construction(R)Fund, and Perkins Large Cap Value Fund and Janus Adviser Series with respect to Janus Adviser Forty Fund, Janus Adviser Global Real Estate Fund, Janus Adviser INTECH Risk-Managed Growth Fund, Janus Adviser INTECH Risk-Managed International Fund, Janus Adviser INTECH Risk-Managed Value Fund, Janus Adviser International Equity Fund, Janus Adviser International Forty Fund, Janus Adviser Long/Short Fund, Janus Adviser Modular Portfolio Construction(R)Fund, and Janus Adviser Perkins Large Cap Value Fund is incorporated herein by reference to Exhibit (h)(30) to Post-Effective Amendment No. 126 to Janus Investment Fund's registration statement on Form N-1A, filed on July 2, 2009, accession number 0000950123-09-019724 (File No. 2-34393).